Exhibit 10.1
FIRST AMENDMENT TO AMENDED AND RESTATED MASTER LOAN AGREEMENT
THIS FIRST AMENDMENT TO AMENDED AND RESTATED MASTER LOAN AGREEMENT (the “First Amendment”), is entered into as of October 14, 2008, by and between CENTRAL IOWA ENERGY, LLC, an Iowa limited liability company (the “Borrower”), and F & M BANK — IOWA, a bank chartered under the laws of the State of Iowa (the “Lender”). In consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:
RECITALS
A. On or about September 26, 2006, Borrower and Lender entered into that certain Master Loan Agreement that provided for various credit facilities for the purposes of acquiring, constructing, equipping and furnishing of a biodiesel production facility to be located near the city of Newton, Jasper County, Iowa.
B. On or about October 17, 2007, Borrower and Lender entered into that certain Amended and Restated Master Loan Agreement (the “Loan Agreement”).
C. The Borrower and Lender have agreed to make certain amendments to the Loan Agreement pursuant to the provisions of this First Amendment.
D. The parties desire to set forth their agreement with respect to such amendments to the Loan Agreement in accordance with the terms and conditions of this First Amendment and the Loan Agreement.
NOW THEREFORE, in consideration of the facts set forth in these Recitals which the parties agree are true and correct, and in consideration for entering into this First Amendment and the related documents to be executed concurrently with or pursuant hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
AMENDMENT
1. Defined Terms. Except as amended by this First Amendment, all terms used and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement. The following terms shall be amended and restated to read as follows:
a.	“LIBOR Rate” is hereby amended and restated to read as follows:
“LIBOR Rate” (London Interbank Offered Rate) means the One Month London Interbank Offered Rate (“One Month LIBOR”), rounded upward to the nearest ten thousandth of one percent, reported on the tenth day of the month preceding each Interest Period by the Wall Street Journal in its daily listing of money rates, defined therein as the average of interbank offered rates for dollar deposits in the London market. If a One Month LIBOR rate is not reported on the tenth day of a month, the One Month LIBOR rate reported on the first business day preceding the tenth day of the month will be used. If this index is no longer available, Lender will select a new index which is based upon comparable information.

b.	“Revolving Line of Credit Loan” is hereby amended and restated to read as follows:
“Revolving Line of Credit Loan” means that line of credit from the Lender to the Borrower in the amount of $2,000,000.00 and pursuant to the terms and conditions provided for in this Agreement and the Third Supplement to the Agreement.
c.	“Amended and Restated Revolving Line of Credit Note” is hereby amended and restated to read as follows:
“Amended and Restated Revolving Line of Credit Note” means that certain Second Amended and Restated Revolving Line of Credit Note to be executed and delivered to the Lender by the Borrower dated October 14, 2008 pursuant to the terms and conditions provided for in this Agreement and the Third Supplement to this Agreement.
d.	“Subordinated Debt” is hereby amended and restated to read as follows:
“Subordinated Debt” means Debt held by Iowa Department of Economic Development and subordinated Debt held by Borrower’s vendors.
2. Amendments to the Loan Agreement:
a.	Section 2.04. Section 2.04 is hereby amended and restated to read as follows:
Section 2.04 Revolving Line of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth in this Agreement, the Lender has agreed to lend to Borrower and Borrower has agreed to borrow from Lender, as of October 14, 2008 and from time to time thereafter, on a revolving basis an amount not to exceed $2,000,000.00. Such amount shall be loaned by Lender pursuant to the terms and conditions set forth in this Agreement and the Third Supplement to this Agreement. Pursuant to the terms and conditions in this Agreement, the Lender may extend additional Revolving Loans to the Borrower. Any such future Revolving Loans shall be provided by Lender pursuant to the terms and conditions of a future term Revolving Loan Supplement.
b.	Section 2.12. Section 2.12(e) is hereby amended and restated to read as follows:
Section 2.12 (e) Computations. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days lapsed over a year of 365 days. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.
c.	Section 5.01. Section 5.01(e) is hereby amended and restated to read as follows:
Section 5.01(e) Tangible Net Worth. On October 14, 2008, the Borrower’s Tangible Net Worth shall be not less than $19,473,807.00. After October 14, 2008, the Borrower shall maintain Tangible Net Worth, measured at the end of each fiscal year, in an amount equal to the lesser of: (i) the Borrower’s Tangible Net Worth at the end of the immediately preceding fiscal year plus $500,000.00; or (ii) the Borrower’s Tangible Net Worth at the end of the immediately preceding fiscal year plus the Borrower’s retained earnings at the end of the current fiscal year;

3. Conditions to Effectiveness of this Amendment. Except as otherwise expressly stated in this Amendment, this Amendment shall become effective as of the date hereof upon the satisfaction of the conditions precedent that Lender shall have received, on or before the date hereof, the following documents, reports and related matters, duly executed (as applicable) by the Borrower and Guarantor, as applicable, and in a form acceptable to the Lender:
a.	The First Amendment;

b.	Allonge #2 to Construction and Term Note;

c.	Allonge to Term Revolving Note;

d.	The Second Amended and Restated Third Supplement;

e.	The Amended and Restated Revolving Line of Credit Note;

f.	A deposit account control agreement in favor of the Lender on such deposit accounts of the Borrower as required by Lender, and in form and substance acceptable to the Lender; and

g.	The fee letter and payment of those fees as stated therein.
4. Warranties of Borrower. Borrower hereby represents and warrants as follows:
a.
Borrower hereby affirms as of the date hereof each and every representation and warranty contained in the Loan Agreement, the promissory notes, the mortgage and all other documents delivered by Borrower to Lender in connection therewith are true in all material respects.

b.	The execution, delivery and performance by Borrower of this First Amendment has been duly authorized by the Borrower.

c.
Borrower is not in default under the Loan Agreement, and no condition exists which, with the giving of notice or lapse of time, or both, would constitute a default by the Borrower thereunder, except as disclosed on Exhibit A hereto.

5. Amendment to Control. In the event of any conflict between this First Amendment and the Loan Agreement, the provisions of this Amendment shall control.
6. Ratification of Loan Agreement. As amended hereby, the Loan Agreement remains in full force and effect and is hereby ratified and affirmed.

7. Severability. Any provision contained in this First Amendment which is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this First Amendment in that jurisdiction or the operation, enforceability or validity of such provision in any other jurisdiction.
8. GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF IOWA.
9. Counterparts. This First Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be considered an original and all of which counterparts, taken together, shall constitute but one and the same instrument, even though all of the parties hereto may not have executed the same counterpart of this First Amendment.
{SIGNATURE PAGE TO FOLLOW THIS PAGE}

SIGNATURE PAGE TO
FIRST AMENDMENT TO AMENDED AND RESTATED MASTER LOAN AGREEMENT
BY AND BETWEEN
CENTRAL IOWA ENERGY, LLC
AND
F & M BANK — IOWA
DATED: October 14, 2008
IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers and duly authorized, as of the date first above written.
BORROWER:
CENTRAL IOWA ENERGY, LLC, an
Iowa limited liability company

By:	/s/ James Johnston James Johnston
Its: Chairman
LENDER:
F & M BANK — IOWA, a bank
chartered under the laws of the State of Iowa

By:	/s/ Daniel J. Hassman Daniel J. Hassman
Its: President

EXHIBIT A

Borrower has failed to maintain the fixed Charge Coverage Ratio required by Section 5.01(g) of the Amended and Restated Master Loan Agreement.